UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

From August 25, 2017 through September 14, 2017, Jerrick Media Holdings, Inc. (the “Company”) conducted multiple closings of a private placement offering to accredited investors (the “Offering”) of the Company’s units of its securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $854,980.

The Company is offering, through its placement agent, Bradley Woods & Co. Ltd., (the “Placement Agent”), a maximum of $6,000,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant ( each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”).

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of twenty-four thousand one hundred ninety-eight dollars ($24,198).

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, the Notes and the Warrants, the forms of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant*
10.1	Form of Subscription Agreement*
10.2	Form of Promissory Note*

*Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: September 18, 2017	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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